                         [LETTERHEAD OF MERRILL LYNCH]



                                                           November 8, 1999

Mr. Jan Mirsky
Chief Financial Officer
Sel-Leb Marketing, Inc.
495 River Street
Paterson, NJ  07524

                  Re: Approval of TERM LOAN

Dear Mr. Mirsky,

On behalf of Merrill Lynch Business Financial Services Inc. ("MLBFS"), I am pleased to inform you that MLBFS has approved the request of Sel-Leb Marketing, Inc. ("Customer") for the Term Loan hereafter described.

The following is a summary of what I believe to be the major terms and conditions which will be included in the final documents evidencing the Term Loan. It is not, of course, intended to be a complete statement of said terms and conditions of said facility.

Term Loan Purpose: Reduce the level of permanent working capital in the Customer's WCMA Line of Credit.

Maximum Loan Amount: $500,000.00, or the amount necessary to fulfill or satisfy the Term Loan Purpose, whichever is less.

Repayment: 60 consecutive monthly installments, each in an amount equal to the sum of (i) accrued interest at the Interest Rate (with the first such installment including interest accrued from the date of funding), and (ii) 1/60th of the original Loan Amount.

Interest Rate: Variable at a per annum rate equal to the sum of 2.65% plus the "30-day Dealer Commercial Paper Rate" (as published in The Wall Street Journal), based upon actual days elapsed over a 360-day year.

Prepayment: At any time in whole or in part without premium or penalty.

Term Loan Approval Fee: $5,000.00.

Collateral: First lien on all business assets of Customer and Ales Signature, Inc., now owned or hereafter acquired.

Guarantors: Ales Signature, Inc..

                                  MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

Sel-Leb Marketing, Inc.
November 8, 1999
Page No. 2


Reporting Requirements: Customer and Ales Signature, Inc. will be required to provide MLBFS with a copy of each of its annual certified financial statements and quarterly interim financial statements, its monthly accounts receivable agings, its monthly inventory reports, and such other information as MLBFS may from time to time reasonably request.

Covenants: The Loan Documents evidencing the Term Loan will contain the following covenants, as well as others of the type customarily required by lenders for similar facilities:

         (a) No Purchase of Securities. The Term Loan may not be used to purchase or carry securities.

         (b) Continuity. Customer will continue and maintain its business, existence, ownership and good standing.

         (c) Minimum Tangible Net Worth.Customer's "tangible net worth" shall at all times exceed $6,500,000.00. For the purposes hereof, the term "tangible net worth" shall mean Customer's net worth as shown on Customer's regular financial statements, but excluding an amount equal to: (i) any assets which are ordinarily classified as "intangible" in accordance with generally accepted accounting principles, and (ii) any amounts now or hereafter directly or indirectly owing to Customer by officers, shareholders or affiliates of Customer.

         (d) Borrowed Debt. Except upon the prior written consent of MLBFS, Customer shall not directly or indirectly hereafter incur or permit to exist any debt of Customer for borrowed money or the lease under a capital lease or deferred purchase price of real or personal property other than: (i) debt to MLBFS and (ii) debt existing as of the date of and reflected on the last financial statements of Customer submitted to MLBFS prior to the original funding with MLBFS.

This Approval and MLBFS' obligations to fund the Term Loan are further subject to its customary funding conditions, including, without limitation, the following:

         (i) Customer and each Guarantor shall have executed and delivered or caused the execution and delivery of all agreements, instruments and documents required by MLBFS, all of which shall be in form and substance satisfactory to MLBFS.

         (ii) There shall not have occurred any material adverse change in the business and financial condition of Customer or any Guarantor, or other event which would lead MLBFS in good faith and with reasonable cause MLBFS to deem itself insecure.

         (iii) No event shall occur and be continuing which by itself or with notice and/or the passage of time would constitute an Event of default under any of the Loan Documents or any other documents required by MLBFS.

         (iv) MLBFS shall have received and is satisfied with evidence of the perfection and priority of its liens on the Collateral.

         (v) Funding shall have occurred prior to the expiration of this Approval.

                                  MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

Sel-Leb Marketing, Inc.
November 8, 1999
Page No. 3



Customer shall keep the contents of this letter confidential, and shall not, without the prior written consent of MLBFS, directly or indirectly include the name, logo or any trademark of MLBFS or any of its affiliates in any press or promotional publication. In no event shall Customer use this letter or its contents as a representation of Customer's creditworthiness or shall any third party rely upon the contents of this letter in extending credit to Customer.

In order for this Approval to become effective, Customer must indicate its acceptance on a copy of this letter in the space set forth below, and return said copy to the undersigned within 7 days from the date hereof with a check for $5,000.00 on account of the fees set forth above (which fees shall be deemed fully earned by MLBFS upon Customer's acceptance hereof, and shall not be refundable under any circumstances, including, without limitation, any subsequent voiding of this Approval, as hereafter provided). Thereafter, this Approval will remain in effect subject to the above conditions until January 7, 2000, after which it will at MLBFS' option be void with respect to any portion of the Term Loan not then funded.

If you have any questions about this letter or the Approval, please call Wayne Dedrick at 212-284-5960.

Very truly yours,

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.


By:   /S/ Dustin Vanpeursem
     ----------------------------------------------
         Dustin Vanpeursem
         Senior Portfolio Manager


ACCEPTED:

SEL-LEB MARKETING, INC.


By:   /S/ Jan Mirsky
     ----------------------------------------------
         Jan Mirsky
         Chief Financial Officer

cc.: Wayne Dedrick